UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2007

HELICOS BIOSCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33484	05-0587367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square Building 700 Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

(617) 264-1800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01                     Entry into a Material Definitive Agreement

On January 4, 2008, Helicos BioSciences Corporation (“Helicos” or the “Company”) issued a press release announcing that it has executed a Loan and Security Agreement (the “Loan Agreement”) among Helicos, certain lenders and General Electric Capital Corporation, dated as of December 31, 2007 that provides for a $20 million senior secured term credit facility (the “Credit Facility”).

Concurrently with the execution of the Loan Agreement, Helicos received $10 million pursuant to the Credit Facility (the “Initial Term Loan’) and may draw down the remaining $10 million available under the Credit Facility prior to June 30, 2008.  The Credit Facility contains both conditions precedent that must be satisfied prior to any borrowing and affirmative and negative covenants to which Helicos and its subsidiary must adhere. The Credit Facility imposes restrictions with regards to additional indebtedness, liens, various fundamental changes (including mergers and acquisitions), payments, investments, transactions with affiliates, and other limitations customary in senior secured credit facilities.

Borrowings under the Credit Facility are permitted to be used for working capital, capital expenditures and general corporate purposes.  Interest on outstanding indebtedness under the Credit Facility currently accrues at a rate equal to the sum of (i) the greater of:  (A) the Treasury Rate on the third business day prior to the making of any term loan and (B) 3.84% plus (ii) 6.11%.  The interest on the Initial Term Loan is fixed at 9.95% annually.  The Credit Facility obligates Helicos to commence making monthly payments of interest only on February 1, 2008 and interest and principal on February 1, 2009.

Additionally, upon repayment in full of any term loan, including the Initial Term Loan, Helicos is obligated to pay a final payment fee equal to 4% of the original principal amount of the term loan.  Further, Helicos may make prepayment of the full amount of any outstanding term loan, subject to a penalty of 1% in year three, 2% in year two and 8% in year one of the original principal amount of any outstanding term loan.

The obligations of the Company under the Loan Agreement are secured under various collateral documents by interests in substantially all of the Company’s personal property, including the pledge of the stock of the Company’s wholly-owned subsidiary, and proceeds of any intellectual property, but not by the Company’s intellectual property.

The Loan Agreement provides that events of default will exist in certain circumstances, including failure to make payment of principal or interest on the loans when required, failure to perform certain obligations under the Loan Agreement and related documents, defaults in certain other indebtedness and certain other events.  Upon an event of default, the Agent, with the consent of, or at the request of, the holders of more than 50% in principal amount of the loan commitments may accelerate maturity of the loans and enforce remedies under the Loan Agreement and related documents.

Item 2.03                    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 above with respect to entry into the Loan Agreement is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

99.1	Press release, dated January 4, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELICOS BIOSCIENCES CORPORATION

	By:	/s/ Stanley N. Lapidus
Date: January 4, 2008	Name: Stanley N. Lapidus
Title: Chairman and Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description

99.1	Press release, dated January 4, 2008